                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 2006
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                                BNS Holding, Inc.
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             (Exact name of registrant as specified in its charter)

    Delaware                         1-5881                  20-1953457
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(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)

25 Enterprise Center, Suite 104, Middletown, Rhode Island         02842
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      (Address of principal executive offices)                  (zip code)

       Registrant's telephone number, including area code: (401) 848-6300
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                                      N/A
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
(17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_|  Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As of October 30, 2006, BNS Holding,  Inc. (the "Company") entered into a $14 million Term Loan  Agreement with Steel Partners II, L.P. (the "Steel Term
Loan").  The Steel  Term  Loan  incurs  interest  at a rate of 15% per annum and matures on August 31,  2011.  Interest is payable  quarterly  and may be paid in kind.

         Proceeds  of the Steel Term Loan will be used by the Company as partial payment to Collins I Holding Corp. ("Holding") for 80% of its outstanding equity interest.  As  described  under  Item  8.01  below,  Holding  now  owns  Collins
Industries, Inc. ("Collins"). As collateral for the Steel Term Loan, the Company granted Steel Partners II, L.P.  ("Steel") a continuing first priority  security interest in any  interest  or right in any kind of  property  or asset,  whether real, personal, or mixed, owned or leased,  tangible or intangible,  and whether now held or  hereafter  acquired by the Company.  In  addition,  Steel will also receive  a first  priority  pledge  of all  outstanding  capital  stock or other beneficial interest of Holding.  Steel is the holder of approximately 42% of the outstanding common stock of the Company.

Item 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION.

         Reference is made to the  disclosure  made in Item 1.01 with respect to the Steel Term Loan.

Item 8.01.   OTHER EVENTS.

         On  October  31,  2006,  the  Company  announced  that it  acquired  an approximately 80% interest in Collins. The transaction arose after Steel entered into a merger  agreement  with Collins.  Under the terms of that agreement a new wholly  owned  subsidiary  of Steel  merged  into  Collins,  with  the  existing shareholders of Collins receiving $12.50 per share. Steel subsequently  assigned its rights under the agreement to the Company.

         The result was that the Company acquired an approximately  80% interest in Holding,  which now owns Collins. An entity controlled by American Industrial
Partners holds an approximately 20% interest in Holding.

         The Company paid $29.7  million for its 80%  interest.  Of this,  $15.7 million was funded from working  capital and $14.0 million was funded  through a term loan from Steel to the  Company.  American  Industrial  Partners  paid $2.8 million for its interest in Holding,  and will also provide management oversight of the operations of Collins. In addition,  Collins and its subsidiaries entered into a loan  agreement  with GMAC  Commercial  Finance LLC providing for a $40.0 million  revolving  line of  credit  and a $16.0  million  term  loan and a loan agreement  with Orix Finance Corp.  providing  for a $45.0 million  subordinated term loan.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

             Exhibit 99.1. -- Press release of BNS Holding,  Inc.  dated October
             31, 2006.

                                   SIGNATURES

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BNS HOLDING, INC.

Dated: November 1, 2006                     By: /s/ Michael Warren
                                                --------------------------------
                                                Name:    Michael Warren
                                                Title:   President and Chief
                                                         Executive Officer

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